SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12


                                HSB Group, Inc.
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     2)  Aggregate   number  of   securities  to  which   transaction   applies:

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     3) Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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

---------
LOGO
---------

                                 HSB GROUP, INC.

                            NOTICE OF ANNUAL MEETING

March 16, 2000

To the Shareholders:

        Notice is hereby given that the Annual Meeting of Shareholders of HSB Group, Inc. will be held on Tuesday, April 18, 2000, at 2:00 P.M., at the office of the Company, One State Street, Hartford, Connecticut, for the following purposes:

        1. To elect three directors for three-year terms;

        2. To appoint independent public accountants for the ensuing year; and

        3. To transact any other business proper to come before the meeting.

        A Proxy Statement to assist you in the consideration of the foregoing matters is attached.

        The Board of Directors has fixed February 15, 2000, at the close of business, as the record date and time for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        It is hoped that you will be able to attend this meeting. If you cannot, please vote your shares by following the instructions on the enclosed proxy card.

                                            By order of the Board of Directors.
                                            /s/ R. K. Price
                                            R. K. PRICE
                                            Corporate Secretary

HSB Group, Inc.
One State Street
P.O. Box 5024
Hartford, Connecticut  06102-5024

                                 PROXY STATEMENT

                                     GENERAL

        The enclosed proxy is solicited by the Board of Directors of HSB Group, Inc. for use at the Annual Meeting of Shareholders to be held April 18, 2000, and at any and all adjournments thereof. The Company is a Connecticut corporation and its principal office is located at One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024, (860) 722-1866.

        You are urged to read this Proxy Statement and to fill in, date, sign and return the enclosed form of proxy as promptly as possible in the envelope provided or vote your shares by telephone or the Internet by following the instructions for telephonic or Internet voting on your proxy card. The giving of a proxy does not affect your right to vote should you attend the meeting and the proxy may be revoked at any time before it is voted. Properly executed proxies that have not been revoked will be voted as specified.

        Arrangements will be made with brokers, nominees and fiduciaries to distribute proxy material to their principals, and their postage and clerical expenses in so doing will be paid by the Company. The entire cost of soliciting proxies on behalf of management will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies personally if proxies are not received promptly. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC's fee is not expected to exceed $4,500 in addition to out-of-pocket expenditures.

        Only holders of Company common stock of record at the close of business on February 15, 2000 are entitled to notice of, and to vote at, the meeting. Each shareholder of record on said date is being mailed the Annual Report of the Company for the fiscal year ended December 31, 1999 with the Notice, Proxy Statement and Proxy card on or about March 16, 2000. On February 15, 2000, there were 29,247,002 outstanding shares of Company common stock, each entitled to one vote.

        Abstentions and broker non-votes are included in the total number of shares represented for matters to be voted upon at the meeting for quorum purposes. Abstentions and broker non-votes will not be counted as either FOR or AGAINST a nominee or matter and will have no effect upon the voting results for any of the proposals.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Company's Articles of Incorporation provide that the number of directors will be determined from time to time by a resolution of a majority of the Board of Directors. The directors are divided into three classes consisting, as nearly as possible, of one third of the total number of directors constituting the entire Board. Each class is elected for a three-year term at successive annual meetings. At the Annual Meeting, the number of directorships will be nine.

        Three directors are to be elected for terms of three years and until their successors are elected and qualified. Unless otherwise instructed, the shares represented by the enclosed proxy will be voted for William B. Ellis, E. James Ferland and Henrietta Holsman Fore. In the event any nominee is unable to serve as a director on the date of the Annual Meeting, the proxies may be voted for a substitute nominee recommended by the Board of Directors. A plurality of the votes cast by the shares entitled to vote is required for the election of each director.

     Mr. Ellis and Mr. Ferland were elected to their present terms at the 1997 Annual Meeting. Ms. Fore was appointed to the Board in July 1998.

        Stated below are the names and ages of the nominees and directors continuing in office, the principal occupation of each during at least the last five years, the date on which each individual was first elected as a director of the Company, and other directorships and business and civic affiliations of such persons. The information set forth on the following pages with respect to each nominee's and director's principal occupation, other directorships and affiliations and beneficial ownership of Company common stock has been furnished by the nominee or director.


                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For Three-Year Term Expiring in 2003

               William B. Ellis

               Mr. Ellis, 59, is Senior Fellow at the Yale University  School of
               Forestry and Environmental  Studies, a position he has held since
               1995.  In 1995,  he retired  from his position as Chairman of the
               Board of Northeast Utilities and its principal  subsidiaries,  as
  -----        well as from  Connecticut  Yankee  Atomic  Power  Company,  after
  PHOTO        serving as Chief  Executive  Officer of those companies from 1983
  -----        to  1993.  Mr.  Ellis  is  a  director  of  Advest  Group,  Inc.,
               Catalytica  Combustion Systems,  Inc.,  Massachusetts Mutual Life
               Insurance Company and Metro Hartford Chamber of Commerce. He is also a member of the Board of The Smithsonian Museum of Natural
               History,  a member  of the  Board  of the Pew  Center  on  Global
               Climate Change, and a member of the Conservation Science Advisory
               Board of The Nature Conservancy.

               Mr.  Ellis has served as a director  of the  Company  since April
               1991.


               E. James Ferland

               Mr.  Ferland,  57, is  Chairman,  President  and Chief  Executive
               Officer  of Public  Service  Enterprise  Group  Incorporated  and
 -----         Chairman and Chief Executive Officer of its principal subsidiary,
 PHOTO         Public Service  Electric and Gas Company,  a position he has held
 -----         since  1986.   Mr.  Ferland  is  a  director  of  Foster  Wheeler
               Corporation,  the Nuclear Energy  Institute,  the  Association of
               Edison  Illuminating  Companies  and the  Committee  for Economic
               Development.

               Mr. Ferland has served as a director of the Company since November 1986.

               Henrietta Holsman Fore

               Ms.  Fore,  51,  has  served  since  1993 as  Chairman  and Chief
               Executive  Officer of Holsman  International,  a  management  and investment  company.  She  is  also  Chairman  and  President  of
               Stockton  Products,  which manufactures and distributes steel and
 -----         wire products for the U.S. and European construction  industry, a
 PHOTO         position  she has held since  1993.  Ms.  Fore is a  director  of
 -----         Dexter   Corporation   and  trustee  of  National   Public  Radio
               Foundation,   Aspen  Institute,  The  Asia  Foundation  and  Asia
               Society.  She is a board member of The Institute of the Americas, the U.S. Committee - Pacific Economic  Cooperation  Council,  and
               the Advisory Board of the Hart Leadership  Program,  Institute of
               Public Policy,  Duke  University.  She is Senior Associate at the
               Center  for  Strategic  and   International   Studies  (CSIS)  in
               Washington D.C.

               Ms. Fore has served as a director of the Company since July 1998.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring in 2001

               Richard H. Booth

               Mr. Booth, 52, is Chairman,  President,  Chief Executive  Officer
               and a director of the Company. He was elected President and Chief
               Executive  Officer in January 2000 and Chairman in March 2000. He
               had served from 1994 through 1999 as Executive  Vice President of
               Phoenix  Home Life Mutual  Insurance  Company,  and as a director
  -----        since 1998.  Prior to joining  Phoenix,  Mr. Booth was president,
  PHOTO        chief   operating   officer  and  a  director  of  The  Travelers
  -----        Corporation  from 1991 through 1994. Mr. Booth is President and a director of The Hartford  Steam Boiler  Inspection  and Insurance
               Company,  a  director  of The  Boiler  Inspection  and  Insurance
               Company  of  Canada  and  HSB  Engineering   Insurance   Limited,
               affiliates  of the  Company.  He is also a  director  of  CuraGen
               Corporation,  Chairman of the United Arts  Campaign  2000 for the
               Greater Hartford Arts Council, a member of the Board of Fellows of Trinity College and an executive committee member of the World
               Affairs Council.

               Mr.  Booth has served as a  director  of the  Company  since July
               1996.


               Colin G. Campbell

               Mr.  Campbell,  64, is President of Rockefeller  Brothers Fund, a
               position  he has held since 1988.  Mr.  Campbell is a director of
 -----         Pitney Bowes, SYSCO Corporation,  Rockefeller  Financial Services
 PHOTO         and  HSB  Engineering  Insurance  Limited,  an  affiliate  of the
 -----         Company. He is Chairman of the Colonial  Williamsburg  Foundation
               and of Public Broadcasting Services (PBS).

               Mr. Campbell has served as a director of the Company since September 1983.

               Simon W. Leathes

               Mr. Leathes, 52, is Chief Executive Officer,  Shared Services, of
               Lend  Lease   Corporation,   an  international  real  estate  and
               financial  services company, a position he has held since January
               2000,  following the  acquisition of Bovis Limited by Lend Lease.
-----          He had served as Group  Finance  Director of Bovis  Limited  from
PHOTO          June 1999 through  January 2000.  He was appointed  Group Finance
-----          Director  of  Hambros  PLC in  1996  and  also  served  as  Chief
               Executive Officer of Hambros from 1997 through 1998. Mr. Leathes was with S.G. Warburg Group PLC from 1980 to 1995, serving as Group Finance Director from 1992 to 1995. Mr. Leathes is a director of HSB Engineering Insurance Limited, an affiliate of the Company.

               Mr. Leathes has served as a director of the Company since February 1997.

Term Expiring in 2002

               Joel B. Alvord

               Mr.  Alvord,  61, has been  President  and  Managing  Director of
               Shawmut  Capital  Management,  Inc.  since 1997.  Mr. Alvord also serves as Chairman of the  Executive  Committee and a Director of
               Fleet  Boston  Financial  Group.  He  became  Chairman  and Chief
-----          Executive Officer of Shawmut National Corporation in 1988 and was
PHOTO          elected  to  Chairman  of Fleet in 1995  following  the merger of
-----          Shawmut  National  Corporation  with  Fleet  Financial  Group,  a position  he held until  1997.  Mr.  Alvord is a director of CUNO
               Incorporated,   the  Harvard  Eating  Disorders  Center  and  the
               American  Repertory Theater, a trustee of The Wang Center for the
               Performing  Arts,  Boston,  and an overseer of the Museum of Fine
               Arts, Boston and The Boston Symphony Orchestra.

               Mr. Alvord has served as a director of the Company since December 1971.


               Richard G. Dooley

               Mr.  Dooley,  70, has  served as a  consultant  to  Massachusetts
               Mutual Life  Insurance  Company  since 1993.  Mr.  Dooley  joined
               Massachusetts Mutual in 1955 and served in a variety of positions
-----          before being named Executive Vice President and Chief  Investment
PHOTO          Officer in 1978, a position he held until his retirement in 1993.
-----          Mr. Dooley is a director of Advest Group, Inc.,  Jefferies Group,
               Inc.,    Kimco   Realty   Corp.    and   certain    Massachusetts
               Mutual-sponsored  investment companies.  He is a trustee of Saint
               Anselm College.

               Mr.  Dooley  has served as a director  of the  Company  since May
               1984.


               Lois D. Rice

               Mrs. Rice, 67, is a Guest Scholar,  Program in Economic  Studies,
               at the  Brookings  Institution,  a  position  she has held  since
               October 1991.  Mrs. Rice is a director of McGraw-Hill  Companies,
-----          International  Multifoods,  and  UNUM/Provident  Corp.  She  is a
PHOTO          trustee  of the  Center for Naval  Analysis,  the  Public  Agenda
-----          Foundation,  Reading  is  Fundamental  and a life  trustee of the
               Urban Institute.  She is also co-chair of the Board of Management
               Leadership for Tomorrow. Mrs. Rice also serves as a member of the President's Foreign Intelligence Advisory Board.

               Mrs.  Rice has served as a director  of the  Company  since April
               1990.

Meetings and Remuneration of the Directors

        During 1999, the Board of Directors held nine meetings and thirty two committee meetings. Each director attended at least 75% of the meetings of the Board and committees on which he or she served combined.

        The Governance Committee of the Board of Directors has adopted a formal policy for the compensation of directors in order to further link director compensation with the long-term interests of shareholders. According to the policy, director compensation should: a) enable the Company to attract and retain the talent needed to fulfill the responsibilities of the Board of Directors in a superior and independent fashion; b) align the interests of the directors with the long-term interests of shareholders through stock ownership;
c) compensate directors for their time, efforts and capacity to assist the Company in the achievement of its long-term goals; and d) be validated in its efficacy through review by an independent compensation consultant.

     The annual retainer for each non-employee director of the Company is $17,500. Each non-employee director is paid a fee of $1,200 for attendance at a Board or a committee meeting and an additional $350 for each committee meeting chaired. Directors who are employees of the Company do not receive compensation for service on the Board or its committees and are not eligible to participate in the plans described below for non-employee directors. Non-employee directors are not eligible to participate in any of the plans discussed in the Human Resources Committee Report on Executive Compensation. Directors may be reimbursed for reasonable travel expenses incurred in attending Board and committee meetings.

        Each non-employee director received an award of 825 "deferred shares" under the Directors Stock and Deferred Compensation Plan (the "Directors Plan") for the 1999 plan year, prorated for partial year's service, if applicable. A deferred share is defined in the plan as the right to receive the fair market value of a share of Company common stock.

        Under the Directors Plan, a director may elect to defer payment of all or a portion of his or her cash compensation (annual retainer and meeting fees) to a future date specified by the director. A participating director may elect to have amounts held in his or her deferred account (i) credited annually with interest (accrued at a fixed rate of 8.5% on the average daily balance held in such accounts for the preceding plan year); or (ii) converted into deferred shares equal to the amount of deferred cash compensation divided by the fair market value of Company common stock on the date such compensation would otherwise have been paid.

         Deferred share and cash account balances held under the Directors Plan are paid out in the form of shares of Company common stock, and cash, respectively, and may be paid out either in a lump sum or in installments, at the director's election, upon the director's termination of board service. Dividend equivalents, in an amount equal to the amount of dividends that would have been payable had each deferred share credited to a director constituted a share of Company common stock, are payable in cash or converted into additional deferred shares following the end of the plan year.

        The Board of Directors has established a Charitable Endowment Program for members of the Board of Directors who have at least one year of service as a director. A portion of the program is currently funded by life insurance. The Company intends to make tax deductible charitable contributions of $1 million to charities recommended by each director, paid out over a period of ten years following the death of the director. Directors derive no financial benefit from the program since any insurance proceeds and charitable deductions accrue solely to the Company.

        The Company's Board of Directors annually appoints certain directors to serve on standing committees of the Board of Directors, which currently consist of the Audit, Human Resources, Governance, Finance and Executive Committees.

     The Audit Committee's primary responsibility is to review and report to the Board on the Company's accounting policies, the adequacy of its financial and internal auditing controls, and the reliability of financial information reported to the public. The Committee has the authority to approve the scope of the annual audit and to authorize the release of annual financial statements. The Audit Committee held four meetings during

1999. Mr. Ferland (Chairman), Mr. Ellis, Mr. Leathes and Ms. Fore, none of whom is an employee of the Company or a subsidiary, presently serve on the Audit Committee.

     The Human Resources Committee reviews remuneration for the Company's executives as described in the Human Resources Committee Report on Executive Compensation located on page 8. The Committee reviews the Company's benefit plans and policies and practices with respect to employee relations. The Committee acts as Plan Administrator for the 1985 and 1995 Stock Option Plans, the Directors Stock and Deferred Compensation Plan, and the Long-Term and Short-Term Incentive Plans. The Human Resources Committee held three meetings during 1999. Mr. Ellis (Chairman), Mr. Campbell, Ms. Fore and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Human Resources Committee.

        The Governance Committee reviews the organization and performance of the Board of Directors and reviews and recommends director compensation. The Committee also reviews the Company's policies and practices with respect to community relations and recruits and nominates candidates for Board membership in conjunction with the Chief Executive Officer. In accordance with the Company's Bylaws, any nomination by a shareholder must have been made by proper written notice given to the Corporate Secretary not later than February 20, 2000 in order to be considered for the 2000 Annual Meeting. The Governance Committee held four meetings during 1999. Mr. Campbell (Chairman), Mr. Alvord, Mr. Dooley and Mrs. Rice presently serve on the Governance Committee.

     Other committees of the Board of Directors are the Finance Committee and the Executive Committee. The Finance Committee reviews the investment plan of the Company, investor relation activities, and other matters involving the Company's financial resources. Mr. Dooley (Chairman), Mr. Alvord, Mr. Booth, Mr. Ferland and Mr. Leathes presently serve on the Finance Committee, which, including any of its subcommittees, held twenty-one meetings in 1999. The Executive Committee acts on behalf of the Board of Directors in the interim between meetings of the Board when prompt, formal action is necessary. Mr. Booth (Chairman), Mr. Alvord, Mr. Campbell, Mr. Ellis and Mr. Ferland presently serve on the Executive Committee, which did not meet in 1999.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The Company is unaware of any shareholder who on March 10, 2000 was the beneficial owner of 5 percent or more of Company common stock outstanding except as noted in the following table.


                                                AMOUNT AND NATURE
TITLE OF            NAME AND ADDRESS             OF BENEFICIAL       PERCENT OF
CLASS             OF BENEFICIAL OWNER              OWNERSHIP           CLASS
--------------------------------------------------------------------------------

Common            Employers Reinsurance                (1)               (1)
Stock             Corporation
                  5200 Metcalf
                  Overland Park, Kansas

Common            Trimark Financial Corporation     2,014,650(2)         6.9%
Stock             One First Canadian Place
                  Suite 5600
                  P.O. Box 487
                  Toronto, Ontario  Canada

(1) On December 31, 1997, the Company and Employers Reinsurance Corporation ("ERC") entered into a Purchase Agreement pursuant to which a business trust formed by the Company sold $300 million of 7% convertible subordinated capital securities to ERC. The securities are convertible into the common stock of HSB Group, Inc. at $56.67 a share at any time, subject to regulatory approval, or approximately 5,294,118 shares of common stock of the Company, which on a fully diluted basis would constitute 15.3% of the Company's outstanding shares. Pursuant to the Purchase Agreement, ERC has agreed to vote any shares acquired upon conversion with respect to certain matters in accordance with the recommendations of the Company's Board of Directors, or, in the event such agreement is held invalid or in violation of any law, in the same proportion as the Company's other holders of voting securities.

(2)  Information  provided  as of  12/31/99  by  Trimark  Financial  Corporation
     indicates  that  Trimark   Financial   Corporation   has  sole  voting  and
     dispositive power with respect to these shares.

        The number of shares of Company common stock beneficially owned as of March 10, 2000 by each nominee and director, by each current executive officer who is named in the Summary Compensation Table, which in each case, other than Mr. Downs, represents less than 1% of the Company common stock outstanding as of such date, and by all current directors and executive officers as a group, is shown in the table below. Assuming the exercise of all currently exercisable options, Mr. Downs would beneficially own 1.2% of Company common stock as of March 10, 2000. For non-employee members of the Board of Directors participating in the Directors Stock and Deferred Compensation Plan (and for Mr. Booth, who received deferred shares under the plan while a non-employee director), the number of shares shown as held directly also includes the number of deferred shares credited to their accounts. The Directors Plan is explained in detail on page 5. Individuals are fully at risk as to the value of deferred shares held in their deferred accounts, which will be converted to an equal number of shares of Company common stock upon each director's termination of board service.

        Unless otherwise indicated, each officer, nominee and director has sole voting and investment power (or shares such powers with a family member) with respect to Company common stock shown as held directly (other than deferred shares, which cannot be voted). All shares shown as held indirectly reflect sole voting and investment power exercised by the individual specified unless otherwise indicated.

Beneficial Owner     Directly Held(1)    Indirectly Held      Total
----------------     ---------------     ---------------      ------
Joel B. Alvord         12,314                                 12,314
Saul L. Basch         238,090(2)                             238,090
Richard H. Booth       85,467                 500(3)          85,967
Colin G. Campbell       7,209               2,151(4)           9,360
Richard G. Dooley      25,176                                 25,176
Michael L. Downs      363,310(5)                             363,310
William B. Ellis        8,518                                  8,518
E. James Ferland        9,422               3,000(3)          12,422
Henrietta H. Fore       7,543                                  7,543
John J. Kelley        222,271(6)            1,600(3)         223,871
Simon W. Leathes        3,494                                  3,494
Lois D. Rice            9,690                 300(7)           9,990
Robert C. Walker      251,852(8)                             251,852


All Current Directors and Executive Officers as a Group (seventeen in number): 2,012,697 (9)

(1)Includes   deferred   shares  held  in  the  Directors   Stock  and  Deferred
     Compensation Plan for the following directors: Mr. Alvord, 9,800; Mr. Booth, 2,406; Mr. Campbell, 6,081; Mr. Dooley, 14,990; Mr. Ellis, 7,018;
     Mr. Ferland, 7,922; Ms. Fore, 2,543; Mr. Leathes, 2,519; and Mrs. Rice, 8,562.
(2) Includes 210,000 shares subject to options to purchase shares of Company common stock that are exercisable on or before May 10, 2000.
(3)  Shares held by spouse.
(4) 600 shares held in trusts for benefit of children over which Mr. Campbell exercises shared voting and investment power. 1,551 held by spouse.
(5) Includes 307,500 shares subject to options to purchase shares of Company common stock that are exercisable on or before May 10, 2000.
(6) Includes 194,250 shares subject to options to purchase shares of Company common stock that are exercisable on or before May 10, 2000.
(7)  As trustee.

(8)Includes 225,000 shares subject to options to purchase shares of Company common stock that are exercisable on or before May 10, 2000.
(9)Includes 1,628,250 shares subject to options to purchase shares of Company common stock that are exercisable on or before May 10, 2000 and 61,841 deferred shares held under the Directors Stock and Deferred Compensation Plan. Assuming the exercise of all such options and the issuance of all such deferred shares, the percentage of Company common stock owned by directors and executive officers as a group would be 5.5% of the Company common stock outstanding.


Section 16(a) Beneficial Ownership Reporting Compliance

        Ownership of and transactions in Company stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, based solely on a review of the copies of reports that were furnished to the Company and written representations that no other reports were required, all required reports were made in a timely manner with respect to the fiscal year ended December 31, 1999. In 1999, Normand Mercier, Senior Vice President of the Company, discovered that 18 shares had been inadvertently omitted from his initial report to the Securities and Exchange Commission in 1998 and this omission has now been corrected.


HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Executive compensation programs for the Senior Vice Presidents and Chief Executive Officer of the Company (the "executives") are administered by the Human Resources Committee of the Board of Directors (the "Committee"). A nationally recognized compensation consultant reviews and analyzes the Company's executive compensation policies and practices in order to advise the Committee as more fully described below. The Committee believes that the structure of the Company's compensation programs provides a direct link between Company performance and executive compensation.

        Under the direction of the Committee, executive compensation programs are structured to provide performance-based incentives to achieve the Company's short and long-term goals, and to enable the Company to attract and retain key individuals. For 1999, the Committee determined competitive compensation levels and practices by reference to two comparator groups. The primary comparator group consisted of twelve property/casualty insurance companies (including three of the eight insurance companies in the S&P 500 Property/Casualty Insurance Index used in the Performance Graph located on page 17) determined by the Committee to be representative of the executive labor markets within which the Company competes. The Committee also reviewed the compensation practices and mix of compensation components of the top companies on Fortune's list of most
                                                         ---------
admired companies (none of which are included in the S&P 500 Property/Casualty Insurance Index). Compensation practices analyzed included the mix of compensation components, actual and targeted stock ownership levels and the design of short and long-term incentives.

        Base salary and variable compensation paid under the Company's incentive plans (Short-Term and Long-Term Incentive Plans and the 1995 Stock Option Plan) for 1999 to executives as a group, and for Mr. Kreh individually, were at the median paid to executives by the companies in the primary comparator group according to information compiled by the Company's compensation consultant.

        Base salary adjustments are made for executives based upon an analysis of individual performance, changes in responsibilities, and comparative data for base salaries paid to executives with similar responsibilities in the primary comparator group. Annual salary adjustments for executives are recommended by the Chief Executive Officer and approved by the Human Resources Committee in its discretion. The Committee determines adjustments for the Chief Executive Officer in its discretion. For 1999, base salary adjustments for executives other than Mr. Kreh were made for competitive reasons based upon comparisons with the primary comparator group. Mr. Kreh received a 3.6% base salary increase in 1999 based on the Committee's analysis of the comparative data for base salaries paid to executives with similar responsibilities in the primary comparator group.

        The Company's Short-Term Incentive Plan provides for annual incentive awards to officers of the Company, including the executives, and any other employees designated by the Committee, based upon the Company's attainment of certain results. Under the plan, at the beginning of each year, the Committee establishes target awards based on the Company achieving a certain level of Net Income Per Share ("formula awards"). Net income is defined as after-tax income per share, consolidating all subsidiaries, inclusive of realized capital gains and losses. The Committee has the authority to exercise discretion to reduce (but not increase) the final amount of any formula awards to the executives based on criteria such as individual and Company performance. Formula awards made to covered employees are designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation and will therefore be deductible by the Company. The Committee also has the ability to make discretionary non-formula awards to participants under the plan that will not meet Section 162(m) requirements, in order for the Board to preserve flexibility to reward individuals for extraordinary achievements not contemplated at the time a schedule was established for formula awards. The maximum formula award payable under the plan to a participant for a plan year is $2 million. Payment of awards may be made in the form of stock (which may be restricted), stock units or cash.

        Awards made to executives under the plan for 1999, including Mr. Kreh's award of $145,000, were calculated under the formula established by the Committee based on net income per share achieved for 1999. Some individual awards were reduced by the Committee based on an assessment of individual contributions to 1999 results.

        Long-term incentives are provided to executives through awards made under the Company's Long-Term Incentive Plan. Under the plan, the Committee establishes specific Performance Goals for each participant (or all participants as a group) at the beginning of each Performance Period based on one or more of the following Performance Measures: insurance combined ratio; expense ratio; net income per share; return on equity; total shareholder return; return on assets; revenues; operating margin; increase in book value; and market share. Performance Periods are defined as periods of three consecutive years beginning each January 1 or such other period as the Committee may specify. For each Performance Goal, an award schedule of Performance Contingent Units is established for minimum, target and maximum attainment of such goal, based on a percentage of a participant's base salary rate at the beginning of the period (adjusted for any promotional increases during the Performance Period) divided by the average of the high and low trading prices of Company common stock on the first trading date of the Performance Period.

        The actual Performance Contingent Award to be paid to a participant under the schedule described above at the conclusion of the Performance Period is based on the level of attainment of the Performance Goals established for such period. If the minimum level of achievement is not reached for any of the Performance Goals, no Performance Contingent Award is payable. In addition, the value of any awards made at the end of the Performance Period will vary depending on whether the value of Company common stock increases or decreases during the Performance Period. The maximum amount payable to a participant with respect to a Performance Contingent Award for a Performance Period is $2 million.

        Performance Contingent Awards are prorated for actual length of service as an eligible executive during the Performance Period. Any payments are made in cash or in shares of Company common stock (which may be restricted shares), as determined by the Committee. At the discretion of the Committee, dividend equivalents may be paid in conjunction with award payouts made under the plan, equal to the amount of cash dividends that would have been paid during the Performance Period with respect to an award of Performance Contingent Units if the award had been made in Company common stock. Performance Contingent Awards made pursuant to the schedule described above are designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding performance-based compensation. The Committee also has the ability to make discretionary awards to participants under the plan that do not meet 162(m) requirements, as the Board has determined that it is in the best interests of the Company to preserve flexibility to reward executives for achievements related to extraordinary events not contemplated at the time the schedule is established for Performance Contingent Awards.

        For the Performance Period ending in 1999, the Committee established specific Performance Goals at the beginning of the Performance Period based on the following Performance Measures: net income per share, insurance combined ratio and return on equity. For each Performance Goal, an award schedule of Performance Contingent Units was established for minimum, target and maximum attainment of such goals, based on a percentage of the participant's base salary rate at the beginning of the period (adjusted for any promotional increases during the period), divided by the average of the high and low trading prices of Company common stock on the first day of the Performance Period. For the Performance Period ending in 1999, net income per share was at the minimum level and the targets for insurance combined ratio and return on equity were exceeded. Awards made to executives under the plan for the Performance Period ending in 1999, including Mr. Kreh's award of $577,352, were calculated under the award schedule established by the Committee based on these results.

        Shares of restricted stock awarded to executives as described above and shown in the Summary Compensation Table cannot be sold or transferred and will be forfeited if the executive leaves the Company within a period of five years for reasons other than death, disability, retirement, involuntary termination other than for cause, or resignation with the consent of the Human Resources Committee of the Board of Directors of the Company.

        During 1999, executive officers were eligible for awards under the Company's 1995 Stock Option Plan. Plan awards provide executives with long-term incentives and serve to further align executives' long-term interests with those of shareholders. Stock options are awarded based upon the market price of Company common stock on the date of the grant and provide a vehicle to reward executives only if the price of Company common stock increases above the grant price.

        Awards to be made to specific participants are determined by the Committee in its discretion. The Company's outside compensation consultant reviews each executive's award in comparison to awards made to individuals employed by companies in the primary comparator group and makes recommendations as to whether the awards made to Company executives should be adjusted. Several factors were considered in determining the size of stock option grants to executive officers in 1999, including competitive practices at companies in the primary comparator group, the Committee's perception of the recipient's ability to affect the results of the Company over time and individual levels of responsibility. Awards made to executives in 1999, including Mr. Kreh's award of 150,000 stock options, were determined by the Committee in its discretion based on its evaluation of these criteria.

        The Committee and management have also agreed to the establishment of stock ownership guidelines for executives. Shares owned directly or beneficially, restricted shares and shares held in the Company's 401(k) plan account are counted for purposes of the guidelines, while unexercised stock options are not. The ownership goal for the Chief Executive Officer is 45,000. Both Mr. Kreh, President and Chief Executive Officer until December 31, 1999, and Mr. Booth, President and Chief Executive Officer since January 1, 2000, achieved this goal. The goal for other executives is ownership of 9,000 shares within five years of their becoming executives of the Company. All executives subject to this goal have achieved it.

        Under Section 162(m) of the Internal Revenue Code, publicly held corporations may not deduct certain types of compensation paid to the Chief Executive Officer and the next four most highly compensated individuals to the extent such compensation exceeds $1 million. Certain types of compensation are excluded from this limitation, including performance-based compensation paid under plans that are approved by shareholders and administered by outside directors.

        Compensation derived from the exercise of stock options under the Company's plans and awards made pursuant to objective formulas under the current provisions of the Long-Term and Short-Term Incentive Plans are exempt from the limit on the corporate tax deduction. The Long-Term and Short-Term Incentive Plans both provide the Committee with the ability to make discretionary awards which may not be deductible under Section 162(m), as the Board has determined that it is in the best interests of the Company to retain some flexibility for extraordinary situations. Compensation paid to executives during 1999 was fully deductible.


     Respectfully submitted by the Human Resources Committee of the Board of Directors of the Company

William B. Ellis (Chairman)
Colin G. Campbell
Henrietta H. Fore
Lois D. Rice

                      SUMMARY COMPENSATION TABLE

        The following table sets forth cash compensation for the five most highly compensated executive officers of the Company serving as executive officers on December 31, 1999 for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.


                                            Annual Compensation       Long-Term Compensation
                                            -------------------         Awards         Payouts
                                                                      -----------------------
                                                                                     Securities
                                                                      Restricted     Underlying   All Other
                                                                        Stock          Options      Compen-
Name and Principal Position       Year       Salary       Bonus        Award(s)(1)    (Number      sation(2)
                                                                                     of shares)

Gordon W. Kreh, Chairman,         1999      $725,000     $145,000     $  577,352      150,000      $ 5,000
 President and Chief              1998      $710,385     $630,000     $1,244,339      150,000      $ 5,000
 Executive Officer as of          1997      $568,654     $700,000     $  186,817      112,500      $ 4,750
 December 31, 1999


Saul L. Basch, Senior             1999      $415,000     $ 80,000     $  235,692       67,500      $ 5,000
 Vice President, Treasurer        1998      $400,000     $240,000     $  428,014       52,500      $ 5,000
 and Chief Financial Officer      1997      $325,962     $330,000     $   62,272       30,000      $ 4,750


Michael L. Downs                  1999      $415,000     $ 75,000     $  235,692       67,500      $ 5,000
 Senior Vice President            1998      $400,000     $160,000     $  608,373       67,500      $ 5,000
                                  1997      $325,962     $330,000     $   74,762       45,000      $ 4,750


John J. Kelley                    1999      $415,000     $ 80,000     $  235,692       67,500      $     0
 Senior Vice President            1998      $400,000     $240,000     $  435,314       67,500      $ 5,000
                                  1997      $325,962     $310,000     $   76,098       45,000      $ 2,553


Robert C. Walker, Senior          1999      $370,000     $ 81,000     $  212,118       52,500      $ 5,000
 Vice President and               1998      $360,000     $215,000     $  392,134       52,500      $ 5,000
 General Counsel                  1997      $283,039     $230,000     $   69,185       30,000      $ 4,750


(1) For 1999, represents Long-Term Incentive Plan awards paid out in shares of Restricted Stock for the Performance Period ending in 1999. All such shares have a five-year vesting period as explained in more detail in the Human Resources Committee Report on Executive Compensation located on page 8. (The value of restricted stock shown in this column is calculated by multiplying the closing price of Company common stock on the date the restricted shares were granted by the number of shares awarded. Recipients are entitled to receive dividends on restricted stock to the extent paid on Company common stock generally. The total number of restricted shares held on 12/31/99 by each of the named executive officers, and the aggregate value of such shares, calculated by multiplying them by the closing price of Company common stock on such date is as follows: Mr. Kreh, 42,820 shares, $1,447,851 aggregate value; Mr. Basch, 13,916 shares, $470,535 aggregate value; Mr. Downs, 19,721 shares, $666,816 aggregate value; Mr. Kelley, 15,350 shares, $519,022 aggregate value; and Mr. Walker, 13,773 shares, $465,700 aggregate value. Additional information concerning Long-Term Incentive Plan awards is located in the table on page 14.

(2) For 1999, reflects Company contributions under the Company's Thrift Incentive Plan.

     STOCK OPTION AND LONG-TERM INCENTIVE PLAN TABLES

The  following  tables  show  information  with  respect  to stock  options  and
potential  awards  under  the  Company's   Long-Term   Incentive  Plan  for  the
individuals named in the Summary Compensation Table.

                            Option Grants in Last Fiscal Year (ended 12/31/99)
                            --------------------------------------------------



                                         Individual Grants
--------------------------------------------------------------------------------
                                          Percent of
                           Number of      Total
                           Securities     Options
                           Underlying     Granted to      Exercise
                           Options        Employees       or Base        Expira-
Name                       Granted        in Fiscal       Price          tion          Grant Date
                             (1)          Year            ($/Share)      Date        Present Value (2)

------------------------------------------------------------------------------------------------------
Gordon W. Kreh            150,000          14.34%         $36.31         2/21/2009      $920,400

Saul L. Basch              67,500           6.45%         $37.06         1/24/2009      $400,950

Michael L. Downs           67,500           6.45%         $37.06         1/24/2009      $400,950

John J. Kelley             67,500           6.45%         $37.06         1/24/2009      $400,950

Robert C. Walker           52,500           5.02%         $37.06         1/24/2009      $311,850


(1) Options granted are nonstatutory stock options. The exercise price of the option is equal to the fair market value of the stock on the date of the grant. Payment for the shares as to which an option is exercised may be made in cash or in shares of Company common stock or a combination of cash and stock. These options may not be exercised any earlier than one year or any later than ten years from the date of the grant. Participants will be permitted to satisfy any federal, state or local tax requirements due upon exercise of a stock option by delivering to the Company already-owned Company common stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax. Options and stock appreciation rights will generally be nontransferrable during the lifetime of the participant, except that the Human Resources Committee may, in its discretion, grant nonqualified stock options that may be transferred pursuant to a qualified domestic relations order, or to an immediate family member or a trust for the benefit of an immediate family member.

(2) The estimated grant date present value shown was determined by using the Black-Scholes stock option pricing model. The model uses the following assumptions: (i) stock price volatility of 22.2%; (ii) dividend yield of 4.7%;
(iii) a risk-free interest rate of 4.76% with respect to options expiring January 24, 2009 and 5.11% with respect to options expiring 2/21/2009; and (iv) an option term of ten years. These figures are not intended to forecast possible future appreciation, if any, of the Company's stock price.


Aggregated Option Exercises in Last Fiscal Year (ended 12/31/99) and FY-End Option Values
-----------------------------------------------------------------------------------------

                                                              Number of
                                                              Securities                  Value of
                                                              Underlying                Unexercised In-
                                                              Unexercised                the-money
                       Shares                                 Options at                 Options at
                       Acquired on         Value             Fiscal Year-end           Fiscal Year-end
Name                   Exercise            Realized               (#)                       ($)
                          (#)                ($)              -------------             ---------------
                                                               Exercisable/              Exercisable/
                                                              Unexercisable             Unexercisable
--------------------------------------------------------------------------------------------------------
Gordon W. Kreh         16,500(1)          $98,279(1)        609,750(2)/150,000       $1,053,205/0

Saul L. Basch               0                  $0           142,500/67,500           $  141,033/$0

Michael L. Downs            0                  $0           240,000/67,500           $  493,911/$0

John J. Kelley         15,300             $59,107           253,500(3)/67,500        $  493,911/$0

Robert C. Walker            0                  $0           120,000/52,500           $  342,893/$0




(1) One-half of shares acquired and value realized attributable to options transferred pursuant to rules established by the Human Resources Committee of the Board.
(2)  Of which 117,375 have been transferred.
(3)  Of which 126,750 have been transferred.



   Long-Term Incentive Plan -- Awards in Last Fiscal Year (ended 12/31/99)(1)
   -------------------------------------------------------------------------


                    Number of     Performance     Estimated Future Payouts under
                    Shares,       or Other        Non-stock Price-based Plans
                    Units or      Period until
                    Other         Maturation or
Name                Rights        Payout          Threshold  Target   Maximum
--------------------------------------------------------------------------------
Gordon W. Kreh      (1)           1999-2001        3,531      5,885    11,770
Saul L. Basch       (1)           1999-2001        3,032      6,064    12,128
Michael L. Downs    (1)           1999-2001        3,032      6,064    12,128
John J. Kelley      (1)           1999-2001        3,032      6,064    12,128
Robert C. Walker    (1)           1999-2001        2,703      5,406    10,813


(1) This table reflects the schedule of awards established by the Human Resources Committee and represents the potential number of Performance Contingent Units that may be awarded to participants for the Performance Period and levels of performance shown. (The schedule for Mr. Kreh has been reduced to reflect the terms of his retirement agreement described on page 16.) The actual number of performance units awarded at the end of a Performance Period, if any, is not yet determinable because the number of units earned is based on Company performance during the Performance Period.

If threshold, target or maximum goals are reached, payouts of Performance Contingent Unit Awards under the plan will be made in shares of Company common stock (which may be restricted shares) or their corresponding cash value at the end of a Performance Period. Performance Contingent Unit Awards are prorated for length of service during a Performance Period, and for varying degrees of performance between the threshold and maximum levels of performance. (For the Performance Period that ended on December 31, 1999, payouts were made in shares of restricted stock as indicated in the Summary Compensation Table located on page 12).

Retirement Plans

The following table shows the estimated annual amounts payable on a life annuity basis to a participant retiring on 12/31/99 at age 65 under the Company's qualified defined benefit pension plan based on compensation that is covered under the plan and years of service with the Company. Benefits are reduced for participants who elect to retire prior to age 62. The table also includes amounts payable under nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits. All of the executives named in the Summary Compensation Table participate in these plans. (A small portion of Mr. Kreh's annual retirement benefit shown in the table will be paid from The Boiler Inspection and Insurance Company of Canada's retirement plan based on Mr. Kreh's initial service and earnings with that affiliate.)




                                                              Years of Service
                         -----------------------------------------------------------------------------------------------------------
Final
Average
Earnings                  5               10              15            20               25               30                  35
--------                  -               --              --            --               --               --                  --

  700,000               55,173          110,347        165,520        220,694         275,867          296,867               317,867
  800,000               63,173          126,347        189,520        252,694         315,867          339,867               363,867
  900,000               71,173          142,347        213,520        284,694         355,867          382,867               409,867
1,000,000               79,173          158,347        237,520        316,694         395,867          425,867               455,867
1,100,000               87,173          174,347        261,520        348,694         435,867          468,867               501,867
1,200,000               95,173          190,347        285,520        380,694         475,867          511,867               547,867
1,300,000              103,173          206,347        309,520        412,694         515,867          554,867               593,867
1,400,000              111,173          222,347        333,520        444,694         555,867          597,867               639,867
1,500,000              119,173          238,347        357,520        476,694         595,867          640,867               685,867
1,600,000              127,173          254,347        381,520        508,694         635,867          683,867               731,867
1,700,000              135,173          270,347        405,520        540,694         675,867          726,867               777,867
1,800,000              143,173          286,347        429,520        572,694         715,867          769,867               823,867
1,900,000              151,173          302,347        453,520        604,694         755,867          812,867               869,867
2,000,000              159,173          318,347        477,520        636,694         795,867          855,867               915,867
2,100,000              167,173          334,347        501,520        668,694         835,867          898,867               961,867
2,200,000              175,173          350,347        525,520        700,694         875,867          941,867             1,007,867
2,300,000              183,173          366,347        549,520        732,694         915,867          984,867             1,053,867
2,400,000              191,173          382,347        573,520        764,694         955,867        1,027,867             1,099,867
2,500,000              199,173          398,347        597,520        796,694         995,867        1,070,867             1,145,867


Benefits payable under the Company's Retirement Plan are based on the average of the participant's highest three consecutive years of earnings in the 5-year period before retirement, and on years of service. Earnings covered under the plan include compensation listed in the Summary Compensation Table under the "Salary" and "Bonus" columns, and restricted stock awarded under the Long-Term Incentive Plan shown in the "Restricted Stock Awards" column, valued as of the award date. (Restricted stock awarded outside of the Long-Term Incentive Plan is not included as earnings under the plan.) Credited years of service as of December 31, 1999 for the individuals named in the Summary Compensation Table are as follows: Mr. Kreh, 29 years; Mr. Basch, four years; Mr. Downs, 27 years; Mr. Kelley, 28 years; and Mr. Walker, six years.

        In addition, the executive officers named in the Summary Compensation Table are covered under a supplemental retirement/death benefit program. Under this program, if the executive officer should die prior to his retirement, his beneficiary will be entitled to an annual death benefit equal to 50% of the executive's base salary for fifteen years. At retirement, the executive is entitled to an annual retirement supplement equal to 35% of his base salary for fifteen years. An executive's right to this benefit vests over a five-year period, beginning on the date he is appointed an executive officer. Benefits are reduced for executives who retire prior to age 65.

Employment Arrangements

        The members of the Board of Directors believe that it is in the best interests of the shareholders for the Company to have employment agreements with each of the executive officers named in the Summary Compensation Table (and certain other key employees) to (i) encourage them to remain in the Company's employ during the uncertain times which attend a threatened or actual change in control of the Company; and (ii) provide specified benefits in the event of certain terminations unrelated to a change in control event. Under the terms of the agreements, generally, a change in control shall be deemed to have occurred if (i) any person acquires securities of the Company representing 25% or more of the Company's then outstanding securities; (ii) current directors and those replacement or additional members of the Board subsequently approved by a vote of at least two-thirds of the Board, cease to make up at least two-thirds of the Board; (iii) a merger or consolidation of the Company occurs such that the shareholders of the Company prior to such merger own less than 60% of the surviving corporation; or (iv) a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company occurs. A threatened change in control shall be deemed to have occurred if (i) the Company enters an agreement, which if consummated would result in a change in control; (ii) the Company or any person announces an intention to take actions which if consummated would constitute a change in control; (iii) any person acquires securities of the Company representing 10% or more of the Company's then outstanding securities; or (iv) the Board determines that a threatened change in control has occurred.

        Upon a change in control, the following will occur: (i) under the Company's Long-Term Incentive Plan, the fair market value of Performance Contingent Units allocated to the executive for each three-year Performance Period within which the date of the change in control falls, prorated for actual service within each Performance Period prior to such date, will be paid, and the restrictions on any shares of restricted stock awarded will lapse and any amounts deferred will be paid; (ii) under the Company's Short-Term Incentive Plan, an award will be paid calculated as though target performance were achieved for the year within which the change in control occurs; and (iii) under the Company's Stock Option Plan, all stock options outstanding on the date of the change in control will become immediately exercisable and the restrictions on any restricted stock previously awarded will lapse.

        If an executive's employment with the Company is terminated within the term of the agreement following a change in control or, under certain circumstances, a threatened change in control, other than for cause or resignation (other than for good reason, which means termination as a result of, among other things, the involuntary assignment of such executive to duties inconsistent with the executive's position prior to such event or a reduction of the executive's current compensation or benefits), the executive becomes entitled to the following: (i) three times the sum of the executive's base salary in effect at the time of such event and the three-year average of sums paid to the executive under the Company's Short-Term and Long-Term Incentive Plans; (ii) a fully vested supplemental retirement benefit, as described above under Retirement Plans; (iii) credit for an additional three years of service and age under the Company's retirement plans; (iv) three years of welfare benefits provided at the Company's then current subsidy rate; (v) reimbursement of any costs incurred by the executive to enforce the agreement; (vi) outplacement services; and (vii) payment to the executive equal to the amount of any excise tax imposed upon the executive with respect to the foregoing payments as a result of the occurrence of such event.

        The agreements also provide certain severance benefits in the event that an executive's employment is terminated other than for cause or in connection with a change in control. In such event, the executive would be entitled to receive severance payments in installments over a period of two years equal to two times the executive's base salary, outplacement services and reimbursement of any costs incurred to enforce the agreement if the executive is successful in such effort.

        The Company has established a trust (which would be funded upon a threatened change in control) pursuant to which payments under these agreements and certain other benefit plans will be paid in the event of a threatened or actual change in control.

         The Company entered into an agreement with Mr. Kreh following his announcement to retire from the Company as President and Chief Executive Officer. In connection with the execution of this agreement, Mr. Kreh has waived his rights to benefits (including severance payments) to which he would otherwise have been entitled pursuant to his executive officer employment agreement (described above). Mr. Kreh has agreed to continue to provide services to the Company on projects assigned by Mr. Booth in areas where his knowledge, experience and relationships will be of value to the business of the Company. Under the terms of the new arrangement, Mr. Kreh is subject to a two-year non-competition agreement, and is prohibited from soliciting for employment individuals who are former employees of the Company for a three-year period. The agreement provides for a one-time payment of $1,350,000, the payment of $50,000 annually for two years and the continuation of health and medical benefits until he reaches age 55 when he becomes eligible for retiree medical benefits. Mr. Kreh's previous awards of stock options and restricted stock will continue in force during the two-year period and he will be eligible to receive prorated awards for the 1998--2000 and 1999--2001 Performance Periods under the Company's Long-Term Incentive Plan provided that he complies with the non-competition and non-solicitation agreements, but he will not be eligible for additional awards of stock options or future awards under the Company's Short-Term or Long-Term Incentive Plans for Performance Periods commencing on or after January 1, 2000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There are none.

                          TRANSACTIONS WITH MANAGEMENT

        Fleet Boston Financial Group, of which Mr. Alvord served during 1999 as a director, performed various services for the Company in 1999, among which were acting as the trustee for the Company's Retirement Plan. The Company and certain of its subsidiaries also maintained various accounts with Fleet Boston Financial Group during 1999. In the opinion of the Company, the fees for these services were comparable to those charged by other financial institutions. The Company and its subsidiaries maintain banking relationships with various other financial institutions.

        The Company has invested $2 million as a limited partner in a private equity limited partnership which invests principally in targeted businesses in the financial services industry. Mr. Alvord is a major equity owner of the limited liability company which serves as the general partner of the partnership.

                                PERFORMANCE GRAPH

         The following line-graph compares cumulative, five-year total shareholder returns on Company common stock on an indexed basis with the S&P 500 Stock Index and the S&P 500 Property/Casualty Insurance Index, based on an initial investment on December 31, 1994 of $100, assuming that all dividends, if any, were reinvested.



Company / Index     1994    1995      1996       1997      1998       1999
--------------------------------------------------------------------------------
HSB GROUP INC       100    131.79    128.34     159.86    185.17     159.30
S&P 500 INDEX       100    137.58    169.17     225.60    290.08     351.12
INSURANCE
 (PROPERTY-
  CASUALTY)-500     100    135.40    164.52     239.33    222.69     166.00

                                   PROPOSAL 2

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors recommends that the firm of PricewaterhouseCoopers L.L.P. be appointed as independent public accountants for the Company for the year ending December 31, 2000. Coopers & Lybrand (the predecessor of PricewaterhouseCoopers) has served as the Company's independent public accountants since 1965.

        Representatives of PricewaterhouseCoopers will be present at the meeting to make a statement if they wish to do so, and will be available to respond to appropriate questions raised by shareholders.

        Unless otherwise directed, the shares represented by the enclosed proxy card will be voted for the appointment of PricewaterhouseCoopers as independent public accountants for 2000. Approval of Proposal 2 requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal.

        The Board of Directors unanimously recommends a vote FOR Proposal 2.

                       DEADLINES FOR SHAREHOLDER PROPOSALS

        Shareholders who wish to submit written proposals for possible inclusion in next year's proxy statement must make certain that they are received no later than November 8, 2000. Proposals should be sent to the Corporate Secretary, HSB Group, Inc., One State Street, P.O. Box 5024, Hartford, Connecticut 06102-5024. If the Company receives notice of a shareholder proposal for the 2000 Annual Meeting after February 20, 2000, the persons named in the proxies solicited by the Board of Directors of the Company for the 2000 Annual Meeting may exercise discretionary voting power with respect to such proposal.

                    OTHER BUSINESS TO COME BEFORE THE MEETING

        The management does not know of any matters to be presented for consideration at the meeting other than the matters described in the Notice of Annual Meeting; but if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. Shareholders desiring to nominate persons for election as directors or to bring other business before shareholders at an annual meeting must provide the appropriate written notice required by the Company's Bylaws, copies of which are available upon request to the Corporate Secretary of the Company.

                        ADDITIONAL INFORMATION AVAILABLE

        THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY RECEIVE A COPY OF THE 10-K BY SENDING A WRITTEN REQUEST TO THE OFFICE OF THE TREASURER, HSB GROUP, INC., ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024.

                      By Order of the Board of Directors,


                      R. K. PRICE
                      Corporate Secretary








                                                       Printed on recycled paper




                                                                      750-PS-00

EDGAR APPENDIX

The following is the text of the Company's 2000 form of proxy and memo to employees participating in Company plans:

                                     PROXY

                                HSB GROUP, INC.

       ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024
                ANNUAL MEETING OF SHAREHOLDERS - APRIL 18, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joel B. Alvord,  Richard G. Dooley and Lois
D. Rice each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held of record by the undersigned on February 15, 2000 at the Annual Meeting of Shareholders to be held on April 18, 2000 or any adjournment thereof, upon all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side, hereby revoking any proxy heretofore given.

  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                              SIDE


Vote by Telephone

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

1.  Read the accompanying Proxy Statement
    and Proxy Card.

2.  Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683)

3. Enter your 14-digit Control Number located on your Proxy Card above your name.

4.  Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!


Vote by Internet

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.  Read the accompanying Proxy Statement
    and Proxy Card.

2.  Go to the Website
    http://www.eproxyvote.com/hsb

3. Enter your 14-digit Control Number located on your Proxy Card above your name.

4.  Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/hsb anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE

/X/ Please mark
    votes as in
    this example.

       The Board of Directors recommends a vote FOR proposals 1 and 2.

1.  Election of Directors

    Nominees:  (01) William B. Ellis, (02) E. James Ferland,
               (03) Henrietta Holsman Fore

           FOR                         WITHHELD
           ALL     /  /          /  /  FROM ALL
         NOMINEES                      NOMINEES

/  / ______________________________________
     For all nominees except as noted above

2.  Appintment of independent public     FOR   AGAINST   ABSTAIN
    accountants.                        /   /   /   /     /    /


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      /    /

MARK HERE IF YOU HAVE MADE COMMENTS               /     /


Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and print title. Please date proxy and return in the enclosed post-paid return envelope.


Signature: _______________________  Date: ______________
Signature: _______________________  Date: ______________

To:  All Employees

From:  R. K. Price, Senior Vice President and Corporate Secretary

Date:  March 27, 2000


If you are a participant in any of the Company's stock plans (Payroll Investment Plan, Thrift Incentive Plan - HSB Stock Fund, the Long-Term Incentive Plan or the Stock Option and Restricted Stock Plan), you should receive proxy materials for this year's Annual Meeting to be held on April 18, 2000 through the U.S. mail shortly.

Annual reports and proxy materials were distributed beginning on March 16, 2000 via bulk mail in order to save on postage expenses. As many of you know, HSB has used bulk mail for several years for this reason, and, although cost effective, it can result in some delays in delivery.

If you hold shares registered other than in your name alone (e.g., jointly with another individual or as custodian for a minor's account) you may receive additional copies of the materials. You are encouraged to return any excess copies of the Annual Report to your department or Branch Office, and extra copies of the proxy statement to Jean Cohn, Law Department, Home Office.

Included with the proxy materials is a card upon which you may register your vote in connection with actions proposed to be taken at the Annual Meeting. You may choose to vote your shares by telephone or the Internet by following the instructions for telephonic or Internet voting on your proxy card. The proxy card lists the number of shares allocated to your account under each of the plans in which you participate, as well as any shares you hold directly.

The following abbreviations are used to identify your holdings:

COM - Shares held directly or through the Payroll Investment Plan

RST - Restricted Stock held in the Company's plans

401 - Shares allocated to your account under the Thrift Incentive Plan if you participate in the HSB Stock Fund

Whether you own one share or a thousand, it is very important that your shares be represented at the Annual Meeting. As a shareholder, you have the right and an obligation to have your vote count at the Annual Meeting. Please vote your shares by following the instructions on your proxy card.

If you do not receive your materials by April 10, 2000, or if you misplace your card, please contact Jean Cohn, Home Office, Ext. 5724.